Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-255883, 333-255882, 333-224903, 333-217702, 333-203861, 333-128232, 333-149418 and 333-166543 on Form S-8, and No. 333-259893 on Form S-3 of our report dated March 16, 2021, relating to the financial statements of Surgalign Holdings, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Chicago, IL

March 15, 2022